Exhibit 1

SCHEDULE OF FUNDED DEBT AT DECEMBER 31, 2020

Currency	Value Date	Interest %	Maturity Date	Initial amount in currency of borrowing (in millions)	Initial amount in equivalent of millions of U.S. dollars(1)	Amount outstanding in millions of U.S. dollars(2)
U.S. dollars	May 16, 2019	2.250	May 16, 2024	2,500	2,500	2,500
Chinese yuan	January 23, 2020	2.640	January 23, 2023	1,000	145	154
U.S. dollars	March 18, 2020	0.525	March 18, 2023	150	150	150
U.S. dollars	March 24, 2020	0.530	March 24, 2023	100	100	100
Chinese yuan	April 15, 2020	1.640	April 15, 2023	1,000	141	154
U.S. dollars	May 28, 2020	0.500	May 28, 2025	3,000	3,000	3,000
Chinese yuan	June 15, 2020	2.400	June 15, 2023	3,000	425	461
Russian rubles	July 16, 2020	4.250	July 16, 2025	2,000	28	27
Hong Kong dollars	August 6, 2020	0.250	August 6, 2021	75	10	10
Thai baht	September 9, 2020	0.375	September 9, 2025	350	11	12
U.S. dollars	August 27, 2020	0.260	August 27, 2023	100	100	100
Hong Kong dollars	September 3, 2020	0.510	September 3, 2022	500	65	64
Hong Kong dollars	September 8, 2020	0.510	September 8, 2022	500	65	64
Hong Kong dollars	September 8, 2020	0.345	September 9, 2021	100	13	13
Turkish lira	September 14, 2020	16.000	September 14, 2021	350	47	48
Turkish lira	September 16, 2020	12.750	September 16, 2025	150	20	20
Turkish lira	September 17, 2020	16.000	September 14, 2021	500	67	68
Chinese yuan	September 22, 2020	2.500	September 22, 2023	700	104	107
Turkish lira	September 23, 2020	16.000	September 14, 2021	250	33	34
Turkish lira	September 24, 2020	14.100	September 24, 2024	160	21	22
U.S. dollars	September 29, 2020	0.250	September 29, 2023	3,000	3,000	3,000
Turkish lira	September 29, 2020	18.360	September 29, 2021	100	13	14
Turkish lira	October 14, 2020	14.750	December 14, 2021	250	32	34
Pound sterling	October 21, 2020	0.200	December 15, 2025	800	1,042	1,084
Mexican pesos	November 3, 2020	4.500	November 3, 2023	1,100	52	55
Russian rubles	November 18, 2020	4.250	July 16, 2025	2,500	33	34
Chinese yuan	November 19, 2020	2.690	November 19, 2021	100	15	15
South African rand	November 25, 2020	4.000	May 25, 2023	1,000	65	68
Total(3)					11,297	11,412

Notes:

(1)	The initial amount in equivalent of millions of U.S. dollars is computed using the exchange rate at the trade date.
(2)	The amount outstanding in millions of U.S. dollars is computed using the exchange rate at December 31, 2020.
(3)

The figures included in this schedule do not include premiums, discounts and other accounting adjustments that are included in the total amount of borrowings in the Statement of Financial Position of the Asian Infrastructure Investment Bank (“AIIB”) as at December 31, 2020, which is included in the audited financial statements for the year ended December 31, 2020 in Exhibit 2 of this annual report on Form 18-K.

SCHEDULE OF ANNUAL AMORTIZATION OF FUNDED DEBT OUTSTANDING AT DECEMBER 31, 2020

(IN MILLIONS OF U.S. DOLLARS)

Currency	2020	2021	2022	2023	2024	2025 and after	Total
Chinese yuan	0	15	0	876	0	0	891
Hong Kong dollars	0	23	128	0	0	0	151
Mexican pesos	0	0	0	55	0	0	55
Pound sterling	0	0	0	0	0	1,084	1,084
Russian rubles	0	0	0	0	0	61	61
South African rand	0	0	0	68	0	0	68
Thai baht	0	0	0	0	0	12	12
Turkish lira	0	198	0	0	22	20	240
U.S. dollars	0	0	0	3,350	2,500	3,000	8,850
Total(1)	0	236	128	4,349	2,522	4,177	11,412

Note:

(1)

The figures included in this schedule do not include premiums, discounts and other accounting adjustments that are included in the total amount of borrowings in AIIB’s Statement of Financial Position as at December 31, 2020, which is included in the audited financial statements for the year ended December 31, 2020 in Exhibit 2 of this annual report on Form 18-K.

2